Exhibit 2.8

EXECUTION VERSION

LATAM AIRLINES GROUP S.A.

as Issuer

and

THE BANK OF NEW YORK MELLON,

as Trustee, Registrar, Transfer Agent and Paying Agent

______________________________

INDENTURE

Dated as of June 9, 2015

______________________________

7.250% Senior Notes Due 2020

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EXHIBITS:

EXHIBIT A	—	Form of Note
EXHIBIT B	—	Form of Transfer Notice
EXHIBIT C	—	Form of Certificate for Transfer from Restricted Global Note or Certificated Note Bearing a Securities Act Legend to Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend
EXHIBIT D	—	Form of Transfer Certificate for Transfer from Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend to Restricted Global Note or Certificated Note Bearing a Securities Act Legend
EXHIBIT E	—	Form of Certificate for Removal of the Securities Act Legend on a Certificated Note

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INDENTURE, dated as of June 9, 2015, among LATAM AIRLINES GROUP S.A., a sociedad anónima abierta organized under the laws of Chile, as the issuer (the “Company”), and THE BANK OF NEW YORK MELLON, as Trustee, Registrar, Transfer Agent and Paying Agent.

RECITALS

The Company has duly authorized (i) the issue of 7.250% Senior Notes Due 2020 (the “Initial Notes” and, together with any Additional Notes, as hereinafter defined, the “Notes”), initially in an aggregate principal amount of U.S. $500,000,000 and (ii) has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes when executed and authenticated and delivered hereunder and duly issued, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

Definitions and Other Provisions of General Application

Section 1.01.         Definitions.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.05.

“Additional Amounts” has the meaning specified in Section 4.06.

“Additional Notes” means any notes issued under the Indenture in addition to the Initial Notes having the same terms in all respects as the Initial Notes except for the issue date, issue price and that interest will accrue on the Additional Notes from their date of issuance.

“Affiliate” means, with respect to any specified Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning specified in Section 4.09.

“Agents” means each of the Registrar, the Transfer Agents and the Paying Agents, and each, individually, an “Agent.”

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“Applicable Procedures” means the applicable procedures of DTC, Euroclear and Clearstream, Luxembourg, in each case to the extent applicable.

“Authenticating Agent” has the meaning specified in Section 2.02.

“Authorized Denomination” has the meaning specified in Section 2.02.

“Board of Directors” means the Board of Directors of the Company, or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another Officer or legal counsel performing corporate secretarial functions of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday in Chile or the United States or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or Santiago, Chile.

“Capital Stock” means, with respect to any Person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) such person’s equity, including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Certificated Note” has the meaning specified in Section 2.01.

“Change of Control” means:

(i)          the direct or indirect sale or transfer of all or substantially all the assets of LATAM Airlines Group S.A. and its Subsidiaries, taken as a whole, to any transferee Person other than the Permitted Holders, other than a transaction in which such transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets; or

(ii)         the consummation of any transaction (including, without limitation, by merger, consolidation, acquisition or any other means) as a result of which any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of LATAM Airlines Group S.A.

“Change of Control Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Chile” means the Republic of Chile.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg.

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“Closing Date” means June 9, 2015 or such later date on which the Notes are issued hereunder.

“Company” means LATAM Airlines Group S.A. until replaced by a successor thereof, and, thereafter, includes the successor for purposes of any provision contained herein.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means with respect to any redemption date for notes, the (A) arithmetic average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which office as of the date of this Indenture is located at 101 Barclay Street, Floor 7 East, New York, NY 10286).

“covenant defeasance option” has the meaning specified in Section 8.01(b).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any bankruptcy law.

“Debt” means, with respect to any Person, without duplication:

(i)          the principal of and premium, if any, in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii)         all Finance Lease Obligations of such Person;

(iii)        all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short term obligations to suppliers payable within 180 days, in each case arising in the ordinary course of business);

(iv)        all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

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(v)         all Hedging Obligations of such Person;

(vi)        all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof);

(vii)       all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(viii)      any other obligations of such Person which are required to be, or are in such Person’s financial statements, recorded or treated as debt under IFRS.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“defeasance trust” has the meaning specified in Section 8.02(a).

“Depositary” means DTC or any successor depositary for the Notes.

“Distribution Compliance Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“DTC” means The Depository Trust Company.

“Equity Offering” means a private or public offering for cash by the Company or any direct or indirect parent of the Company, as applicable, of its Capital Stock (in the case of any direct or indirect parent of the Company, to the extent such cash proceeds are contributed to the Company), other than (x) public offerings with respect to the Company’s or any such direct or indirect parent’s, as applicable, Capital Stock registered on Form S-4, F-4 or S-8, or (y) an issuance to any Subsidiary or (z) any offering of Capital Stock issued in connection with a transaction that constitutes a Change of Control.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

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“Facsimile Instruction” shall mean any Written Direction transmitted to the Trustee or any Agent by means of facsimile transmission.

“Facsimile Signature” shall mean any signature transmitted to the Trustee or any Agent by means of facsimile transmission.

“Finance Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a finance lease on the face of a balance sheet of such Person prepared in accordance with IFRS; the amount of such obligation will be the capitalized amount thereof, determined in accordance with IFRS, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Fitch” means Fitch Ratings, Ltd. and its successors.

“Global Note” means a global note representing the Notes substantially in the form attached hereto as Exhibit A.

“Governing Document” shall mean any written instrument pursuant to which the Trustee or any Agent acts in any fiduciary or agency capacity on behalf of the Company or on behalf of the Holders.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Register.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Incumbency Certificate” shall mean the list of authorized signatories of the Company on file with the Trustee.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the provisions hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes by the Company.

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“interest” on a Note means the interest on such Note (including any Additional Amounts payable by the Company in respect of such interest).

“Interest Payment Date” means the Payment Date of an installment of interest on the Notes.

“issue” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.

“Issue Date” means June 9, 2015.

“legal defeasance option” has the meaning specified in Section 8.01.

“Lien” means any mortgage, pledge, security interest, encumbrance, conditional sale or other title retention agreement or other similar lien.

“Maturity” means, when used with respect to any Note, the date on which the outstanding principal of and interest on such Note becomes due and payable as therein or herein provided, whether by declaration of acceleration, call for redemption or otherwise.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultants and other fees incurred in connection with such issuance or sale.

“Notes” has the meaning specified in the first paragraph of the Recitals in this Indenture and shall be in the form of Note set forth in Exhibit A.

“Offering Memorandum” means the offering memorandum dated June 4, 2015 relating to the Notes.

“Officer” means the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company, or any other Person duly appointed by the shareholders of the Company, or the Board of Directors to perform corporate duties.

“Officers’ Certificate” means a certificate signed by any two Officers of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel of recognized standing (who may be an employee of or counsel to the Company) and who shall be reasonably acceptable to the Trustee, which opinion is reasonably satisfactory to the Trustee.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

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(i)          Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)         Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed pursuant to Section 3.01(b), notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)        Notes, except to the extent provided in Sections 8.01 and 8.02, with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article 8; and

(iv)        Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser or protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, or any other obligor upon the Notes or any of its or such other obligor’s Affiliates.

“Paying Agent” means The Bank of New York Mellon, until a successor Paying Agent shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Paying Agent” shall mean such successor Paying Agent.

“Payment Date” means the date on which payment of interest on and/or principal of the Notes is due.

“Payment Default” has the meaning specified in Section 6.01.

“Permitted Holders” means

(i)          any of Enrique Cueto Plaza, Ignacio Cueto Plaza and Juan Jose Cueto Plaza;

(ii)         any spouse, descendent, heir, trust or estate of Enrique Cueto Plaza, Ignacio Cueto Plaza or Juan Jose Cueto Plaza; or

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(iii)        any Person as to whom more than 50% of the total voting power of the Voting Stock of such Person is beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) by one or more of the Persons specified in clauses (i) and (ii).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in New York City.

“principal” of a Note means the principal amount of such Note (including any Additional Amounts payable by the Company in respect of such principal).

“Proceeding” has the meaning specified in Section 10.11.

“Process Agent” has the meaning specified in Section 10.11.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Rating Agency” means Standard & Poor’s or Fitch; or if Standard & Poor’s or Fitch, or both, are not making rating of the notes publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for Standard & Poor’s or Fitch, or both, as the case may be.

“Ratings Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) after the date of public notice of a Change of Control, or of our intention or that of any Person to effect a Change of Control, the then-applicable rating of the notes is decreased by each Rating Agency; provided that any such Ratings Decline results from a Change of Control.

“Record Date” means, when used with respect to the interest on the Notes payable on any Interest Payment Date, the May 25 and November 25 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to Section 3.01(b), the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and at least one additional primary U.S. government securities dealer in New York City designed by the Company not later than the fifth business day preceding such redemption date; provided however that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

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“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Register” has the meaning specified in Section 2.03.

“Registrar” means The Bank of New York Mellon, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.

“Regulation S” means Regulation S under the Securities Act, as in effect from time to time.

“Regulation S Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons representing Notes sold outside of the United States pursuant to Regulation S.

“Relevant Date” means, with respect to any payment on a Note, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee or a Paying Agent on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee.

“Resale Restriction Termination Date” means, for any Restricted Global Note (or beneficial interest therein), one year from the Issue Date or, if any Additional Notes that are Restricted Global Notes have been issued before the Resale Restriction Termination Date for any Restricted Global Notes, from the latest such original issue date of such Additional Notes.

“Responsible Officer” means any officer of the Trustee or any Agent in Corporate Trust Administration with direct responsibility for the administration of this Indenture.

“Restricted Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons sold to “qualified institutional buyers” (as such term is defined in Rule 144A) pursuant to Rule 144A.

“Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Act Legend” means the following legend, printed in capital letters:

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NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO LATAM AIRLINES GROUP S.A. OR A SUBSIDIARY THEREOF, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE IN ACCORDANCE WITH CLAUSE (4) ABOVE, LATAM AIRLINES GROUP S.A. OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION.

THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF LATAM AIRLINES GROUP S.A.

“Significant Subsidiary” means any Subsidiary of LATAM Airlines Group S.A (or any successor) which at the time of determination either (i) had assets which, as of the date of LATAM Airlines Group S.A.’s (or such successor’s) most recent quarterly consolidated balance sheet, constituted at least 10% of LATAM Airlines Group S.A.’s (or such successor’s) total assets on a consolidated basis as of such date or (ii) had revenues for the 12 month period ending on the date of LATAM Airlines Group S.A.’s (or such successor’s) most recent quarterly consolidated statement of income which constituted at least 10% of LATAM Airlines Group S.A.’s (or such successor’s) total revenues on a consolidated basis for such period.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, in respect of any specified Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; provided that TAM S.A. and its Subsidiaries shall be deemed to be Subsidiaries of the Company for so long as the Company is required to consolidate TAM S.A. and its Subsidiaries in the Company’s consolidated financial statements pursuant to IFRS or any other accounting standards applicable to the Company, as in effect from time to time.

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“SVS” means the Chilean Securities Commission (Superintendencia de Valores y Seguros).

“Taxing Jurisdiction” has the meaning specified in Section 4.06.

“Transfer Agent” means The Bank of New York Mellon and any other Person authorized by the Company to effectuate the exchange or transfer of any Note on behalf of the Company hereunder.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on a third business day preceding the redemption date.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means The Bank of New York Mellon, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean such successor Trustee.

“United States” and “U.S.” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Dollars” and “U.S. $” each mean the currency of the United States.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned Subsidiary” means a Subsidiary all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

“Written Direction” shall mean any written instrument, directing the Trustee or any Agent to take any action that is signed by an authorized representative of the Company whose signature appears on the Incumbency Certificate.

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Section 1.02.         Rules of Construction. (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)          the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)         the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(iii)        “or” is not exclusive; and

(iv)        “including” means including, without limitation;

(v)         any reference to an “Article”, a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.

(b)          All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with IFRS.

(c)          For purposes of the definitions set forth in Article 1 and this Indenture generally, all calculations and determinations shall be made in accordance with IFRS and shall be based upon the consolidated financial statements of LATAM Airlines Group S.A. and its Subsidiaries prepared in accordance with IFRS.

Section 1.03.         Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 1.04.         Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

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Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05.         Communications by Holders with other Holders. (a) Holders may communicate with other Holders of Notes with respect to their rights under this Indenture and the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company, the Trustee and any and all other persons benefitted by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

(b)          (i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(ii)         The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee reviewing such instrument or writing deems sufficient.

(d)          The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

(e)          If the Company solicits from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall not have any obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

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(f)          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE 2

The Notes

Section 2.01.         Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Note set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, stock exchange rule, agreement to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company.

Each Global Note representing Initial Notes shall be dated the Issue Date. Each definitive certificated Note (“Certificated Note”) and Global Note shall be dated the date of its authentication.

The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02.         Execution, Authentication and Delivery. (a) One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

(i)          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(ii)         A Note shall not be valid until an authorized signatory of the Trustee or an authenticating agent manually signs the certificate of authentication on the Note upon Company Order. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

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(iii)        The Trustee or an authenticating agent shall authenticate and deliver initially Initial Notes on the Issue Date in an aggregate principal amount of U.S. $500,000,000 and any Additional Notes for original issue from time to time after the Issue Date in such principal amounts as set forth in Section 2.14, in each case upon a Company Order.

(iv)        The Company may from time to time, without the consent of the Holders of the Notes, create and issue Additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall be consolidated with and shall form a single series for non-U.S. federal income tax purposes with the previously outstanding Notes. Unless the context otherwise requires, for all purposes of this Indenture and the form of Note attached hereto, references to the Notes include any Additional Notes actually issued.

(v)         The Notes shall be issued in fully registered form without coupons attached in minimum denominations of U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof (each, an “Authorized Denomination”).

(b)          The Trustee may appoint an authenticating agent, with a copy of such appointment to the Company, to authenticate the Notes (the “Authenticating Agent”). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent. An Authenticating Agent has the same rights as the Registrar or any Transfer Agent or Paying Agent or agent for service of notices and demands.

(i)          Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business (and this transaction in particular) of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

(ii)         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving such notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent reasonably acceptable to the Company and shall give written notice of such appointment to the Company.

(iii)        The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto.

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Section 2.03.         Transfer Agent, Registrar and Paying Agent. (a) Subject to such reasonable regulations as the Company may prescribe, the books of the Company for the exchange, registration, and registration of transfer of Notes shall be kept at the office of the Registrar (such books maintained in such office and in any other office or agency designated for such purpose being herein referred to as the “Register”). The Company shall also cause the Trustee to maintain books for the exchange, registration and registration of transfer of Notes. The Trustee shall notify the Registrar and the Registrar shall notify the Trustee, when necessary, upon any exchange, registration or registration of transfer of any Notes and shall cause their respective books to be amended accordingly. The Company may have one or more co-registrars and one or more additional Transfer Agents or Paying Agents. The terms “Transfer Agent” and “Paying Agent” include any additional transfer agent or paying agent, as the case may be. The term “Registrar” includes any co-registrar.

(b)          The Company shall enter into any appropriate agency agreements with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee may act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company initially appoints the Trustee as Registrar, Transfer Agent and Paying Agent in connection with the Notes.

(c)          The Registrar shall keep a record of all the Notes and shall make such record available during regular business hours for inspection upon the request of the Company provided a reasonable amount of time prior to such inspection. Such books and records shall include notations as to whether such Notes have been redeemed, or otherwise paid or cancelled, and, in the case of mutilated, destroyed, defaced, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced, and the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled. Each Transfer Agent shall notify the Trustee and the Registrar of any transfers or exchanges of Notes effected by it. The Registrar shall not be required to register the transfer of or exchange Certificated Notes for a period of 15 days preceding any date of selection of Notes for redemption, or register the transfer of or exchange any Certificated Notes previously called for redemption.

(d)          All Notes surrendered for payment, redemption, registration of transfer or exchange shall be cancelled by the relevant Transfer Agent or Paying Agent, Registrar or the Trustee, as the case may be. Each Registrar, Paying Agent and Transfer Agent shall notify the Trustee of the surrender and cancellation of such Notes and shall deliver such Notes to the Trustee. The Trustee may destroy or cause to be destroyed all such Notes surrendered for payment, redemption, registration of transfer or exchange and, if so destroyed, shall, upon the instructions of the Company, promptly deliver a certificate of destruction to the Company.

(e)          The Paying Agent shall comply with applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096).

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Section 2.04.         Paying Agent to Hold Money in Trust. By 10:00 A.M. New York time, no later than one Business Day prior to each Payment Date on any Note, the Company shall deposit with the Paying Agent in immediately available funds a sum sufficient to pay such principal and interest when so becoming due (including any amounts under Section 4.06). The Company shall request that the bank through which such payment is to be made agree to supply to the Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by facsimile) of its intention to make such payment. The Company shall require the Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal and interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Each payment in full of principal, redemption amount, additional amounts and/or interest payable under the Notes and this Indenture in respect of any Note made by or on behalf of the Company to or to the order of the Paying Agent in the manner specified herein or in the Notes on the date due shall be valid and effective to satisfy and discharge the obligation of the Company to make payment of principal, redemption amount, additional amounts and/or interest payable hereunder and under the Notes on such date, provided, however, that the liability of the Paying Agent hereunder shall not exceed any amounts paid to it by the Company, or held by it, on behalf of the Holders hereunder.

Section 2.05.         Payment of Principal and Interest; Principal and Interest Rights Preserved. (a) Except as otherwise provided herein for the redemption of the Notes, the payment of principal of or interest on the Notes shall be allocated on a pro rata basis among all Outstanding Notes, without preference or priority of any kind among the Notes.

(b)          Final payments in respect of any Note (whether upon redemption, declaration of acceleration or otherwise) shall be made only against presentation and surrender of such Note at the Corporate Trust Office, at the offices of the Trustee and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company.

(c)          Payment of the principal of any Note on a relevant Payment Date shall be made to the Person in whose name such Note is registered in the Register at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding such Payment Date, by U.S. Dollar check drawn on a bank in The City of New York and mailed to the Person entitled thereto at its address as it appears on the Register, or by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that such Holder so elects by giving written notice to such effect designating such account, upon application to the Trustee at least 15 days prior to such Payment Date.

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(d)          Payment of interest on each Interest Payment Date with respect to any Note shall be made to the Person in whose name such Note is registered on the Record Date immediately preceding such Interest Payment Date by wire or by U.S. Dollar check drawn on a bank in The City of New York and delivered to the Person entitled thereto at its address as it appears on the Register, or by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that the Holder so elects by giving written notice to such effect designating such account, which is received by the Trustee or a Paying Agent no later than the Record Date immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Note shall remain in effect with respect to any future payments with respect to such Note payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

If the Payment Date in respect of any Note is not a business day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding business day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.

Notwithstanding the provisions of this Section 2.05, payments on Notes registered in the name of DTC or its nominee shall be effected in accordance with the Applicable Procedures.

Section 2.06.         Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing, at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07.         Transfer and Exchange. (a) Interests in the Regulation S Global Note and the Restricted Global Note shall be exchangeable or transferable, as the case may be, for physical delivery of Certificated Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to such Notes, provided that such transfer or exchange is made in accordance with the provisions of this Indenture and the Applicable Procedures.

Upon receipt of notice by DTC or the Trustee, as the case may be, regarding the occurrence of any of the events described in the preceding paragraph, the Company shall use its best efforts to make arrangements with DTC for the exchange of interests in the Global Notes for individual Certificated Notes, and cause the requested individual Certificated Notes to be executed and delivered to the Trustee in sufficient quantities and authenticated by the Trustee for delivery to Holders. In the case of Certificated Notes issued in exchange for the Restricted Global Note, such Certificated Notes shall bear the Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing such Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Note, the Company shall deliver only Notes that bear such Securities Act Legend, or shall refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Company a certificate in the form of Exhibit C or Exhibit E, as the case may be, or such satisfactory evidence as may reasonably be required by the Company, which may include an Opinion of Counsel, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. The Trustee shall exchange a Note bearing the Securities Act Legend for a Note not bearing such Securities Act Legend only if it has been directed to do so in writing by the Company, upon which direction it may conclusively rely.

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(b)          On or prior to the 40th day after the Closing Date, transfers by a DTC participant which is an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Restricted Global Note shall be made only in Authorized Denominations in accordance with the Applicable Procedures and upon receipt by the Trustee or Transfer Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit D to the effect that such transfer is being made to a Person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After such 40th day, such certification requirement shall no longer apply to such transfers.

(c)          Transfers by a Holder of a Certificated Note bearing the Securities Act Legend or by a DTC participant of a beneficial interest in the Restricted Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note or in the form of a Certificated Note not bearing the Securities Act Legend shall be made only in Authorized Denominations upon receipt by the Trustee or Transfer Agent of a written certification from the transferor in the form of Exhibit C to the effect that such transfer is being made in accordance with Regulation S.

Beneficial interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg.

Transfers between participants in Euroclear and Clearstream, Luxembourg shall be effected in the ordinary way in accordance with Applicable Procedures.

(d)          Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of Authorized Denominations by surrendering such Certificated Notes at the office of the Trustee or any Transfer Agent with a written instrument of transfer as provided in this Indenture in the form of Exhibit B hereto duly executed by the Holder thereof or his attorney duly authorized in writing.

In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferee, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferor, or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred. No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of Exhibit B attached to the Note presented for transfer.

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(e)          Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.07 without any charge to the Holder of any such Note or Notes other than any taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Company, the Registrar and the Trustee may prescribe.

The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, shall be borne by the Company.

All Certificated Notes issued upon any exchange or registration of transfer of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon exchange or registration of transfer.

(f)          The Trustee or the Transfer Agent shall effect transfers of Global Notes and Certificated Notes. In addition, the Registrar shall keep the Register for the ownership, exchange and registration of transfer of any Notes. The Transfer Agent shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Trustee of any exchange or registration of transfer of such Notes. Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of any Global Note or Certificated Note (or any portion of a Certificated Note) during the period of 15 days ending on the Record Date. The Trustee shall give prompt notice to the Company of any replacement, transfer, cancellation or destruction of the Notes.

(g)          Upon any such exchange or registration of transfer of all or a portion of any Global Note for a Certificated Note or an interest in either the Restricted Global Note or the Regulation S Global Note for an interest in the other Global Note, the Global Note to be so exchanged shall be marked to reflect the reduction of its principal amount by the aggregate principal amount of such Certificated Note or the interest to be so exchanged for an interest in a Regulation S Global Note or a Restricted Global Note, as the case may be. Until so exchanged in full, the Note shall in all respects be entitled to the same benefits under this Indenture as the Notes authenticated and delivered hereunder.

Section 2.08.         Replacement Notes. If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of the Company, the Trustee, the Transfer Agents, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen or lost Notes, evidence satisfactory to the Trustee and the Company that such Note was destroyed, stolen or lost, together with such indemnity as the Trustee and the Company may require. Mutilated or defaced Notes must be surrendered before replacements shall be issued.

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Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.

Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

Section 2.09.         Temporary Notes. Subject to the provisions of Section 2.07(a), until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. As necessary, the Company shall prepare and the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of the Company or the Trustee, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.

Section 2.10.         Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Transfer Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or Paying Agent and no one else shall cancel and the Trustee shall destroy in accordance with its customary procedures (subject to the record-retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation and, if so destroyed, upon written instructions from the Company deliver a certificate of such destruction to the Company unless the Company directs the Trustee in writing to deliver cancelled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Company from issuing any Additional Notes. A Note does not cease to be outstanding because the Company or any of its Affiliates holds such Note, except that such Notes will not be deemed to be Outstanding for voting purposes pursuant to and in accordance with the definition of “Outstanding” in Section 1.01.

Section 2.11.         Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate specified in Section 4.01 to the extent lawful) in any lawful manner not inconsistent with the requirements of any stock exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.11, such manner of payment shall be deemed practicable by the Trustee.

The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date of such defaulted interest. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

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Section 2.12.         CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in CUSIP or ISIN numbers.

Section 2.13.         Open Market Purchases. The Company or its Affiliates may at any time purchase Notes in the open market or otherwise at any price. Any such purchased Notes may not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws.

Section 2.14.         Issuance Of Additional Notes. The Company shall be entitled, from time to time, without notice to, or consent of, the Holders of the Notes, to create and issue additional principal amounts of Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date (other than with respect to the issue date, issue price, the payment of interest accruing prior to the issue date thereof and the first payment of interest (including Additional Interest, if any) thereon, and any Additional Amounts due with respect thereto, after the issue date thereof), as the case may be; provided, however, that unless such additional notes are issued under a separate CUSIP number, such additional notes must be fungible with the original notes for U.S. federal income tax purposes.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(i)          the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii)         the issue price, the issue date and the “CUSIP” and “ISIN” number of any such Additional Notes and the amount of interest payable on the first payment date applicable thereto;

(iii)        whether such Additional Notes shall be transfer restricted securities and issued in the same form as Initial Notes as set forth in Exhibit A to this Indenture; and

(iv)        if applicable, the Resale Restriction Termination Date relating to the Notes and the Distribution Compliance Period for such Additional Notes.

Section 2.15.         One Class Of Notes. The Initial Notes and any Additional Notes shall vote and consent together on all matters as one class; and none of the Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter. The Initial Notes and any Additional Notes shall together be deemed to constitute a single class or series for all purposes, other than for U.S. federal income tax purposes, under this Indenture.

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ARTICLE 3

Redemption

Section 3.01.         Right of Redemption. (a) Except as described in this Section 3.01 and Paragraph 8 of the form of Note set forth in Exhibit A, the Notes may not be redeemed.

(b)          Optional Redemption with a Make-Whole Premium. The Notes shall be redeemable, at the option of the Company, at any time, in whole or in part, at a Redemption Price equal to the greater of:

(1)         100% of the principal amount of the notes to be redeemed; and

(2)         the sum of the present value at such redemption date of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest and Additional Amounts, if any, on the principal amount being redeemed to such redemption date.

(c)          Optional Redemption with Proceeds from Equity Offerings. Prior to June 9, 2018, the Company may on any one or more occasions redeem up to 35% of the outstanding aggregate principal amount of the notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 107.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(i)          At least 65% of the original aggregate principal amount of the notes remains outstanding after each such redemption; and

(ii)         Such redemption occurs within 90 days after the closing of such Equity Offering.

(d)          Optional Redemption Upon a Tax Event. If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations, or any treaties or related agreements to which the Taxing Jurisdiction is a party (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes (or if the Taxing Jurisdiction became a Taxing Jurisdiction on a later date, such later date), the Company or any successor to the Company has or will become obligated to pay Additional Amounts (as defined below in Section 4.06), the Company or any successor to the Company may, at its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to but excluding the date fixed for redemption, including any Additional Amounts with respect thereto, upon publication of irrevocable notice to Holders not less than 30 days nor more than 60 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 60 days prior to the earliest date on which the Company or any successor to the Company would, but for such redemption, become obligated to pay any Additional Amounts were payment then due. For the avoidance of doubt, the Company or any successor to the Company shall not have the right to so redeem the Notes unless it is or will become obligated to pay Additional Amounts. Notwithstanding the foregoing, the Company or any successor to the Company shall not have the right to so redeem the Notes unless it has taken reasonable measures to avoid the obligation to pay Additional Amounts. For the avoidance of doubt, reasonable measures do not include changing the jurisdiction of incorporation of the Company or any successor to the Company.

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In the event that the Company or any successor elects to so redeem the Notes pursuant to this Section 3.01(d), it will deliver to the Trustee: (i) a certificate, signed in the name of the Company or any successor to the Company by any two of its executive officers or by its attorney-in-fact in accordance with its bylaws, stating that the Company or any successor to the Company is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company or any successor to the Company to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel to the effect that (1) the Company or any successor to the Company has or will become obligated to pay Additional Amounts, (2) such obligation is the result of a change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, as described above and (3) that all governmental requirements necessary for the Company or any successor to the Company to effect the redemption have been complied with.

Section 3.02.         Applicability of Article. Redemption of Notes at the option of the Company, as permitted by Section 3.01 or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.

Section 3.03.         Election to Redeem; Notice to Trustee. The election of the Company to redeem the Notes pursuant to Section 3.01(b), 3.01(c) or 3.01(d) shall be evidenced by a Board Resolution. In case of any redemption of Notes at the election of the Company, the Company shall, at least 70 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such redemption date.

Section 3.04.         Notice of Redemption by the Company. In the case of redemption of Notes pursuant to Section 3.01(b), 3.01(c) or 3.01(d) notice of redemption shall be delivered at least 30 but not more than 60 days before the Redemption Date to each Holder of any Note to be redeemed by first-class mail at its registered address and such notice shall be irrevocable.

The notice shall state:

(i)          the redemption date;

(ii)         the Redemption Price;

(iii)        the name and address of the Paying Agents;

(iv)        that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price;

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(v)         that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

(vi)        the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

(vii)       the CUSIP or ISIN number, if any; and

(viii)      that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s election and at its request, made in writing to the Trustee at least 60 days before a date for redemption of Notes, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall deliver to the Trustee, at least 70 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.05.         Deposit of Redemption Price. By 10:00 A.M. New York City time, no later than one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued and unpaid interest on the Notes other than Notes that have been delivered by the Company to the Trustee at least 15 days prior to the redemption date for cancellation. The Company shall request that the bank through which such payment is to be made agree to supply to the Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by facsimile) of its intention to make such payment.

Section 3.06.         Effect of Notice of Redemption. Notice of redemption having been given as aforesaid, the Notes shall, on the redemption date, become due and payable at the applicable Redemption Price (together with accrued and unpaid interest, if any, to the redemption date), and from and after such date (except in the event of a default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the redemption date; provided, however, that installments of interest whose Payment Date is on or prior to the redemption date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.

If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Company’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes. Upon surrender to the Paying Agent, such Notes shall be paid at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest payable on or prior to the redemption date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.

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Section 3.07.         Notes Redeemed In Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Note, equal in a principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of U.S. $200,000 or an integral multiple of U.S. $1,000 in excess thereof.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

ARTICLE 4

Covenants

Section 4.01.         Payment of Principal and Interest Under the Notes. The Company shall punctually pay the principal of and interest on the Notes on the dates and in the manner provided in the form of Note set forth as Exhibit A. By 10:00 a.m. (New York City time), no later than one Business Day prior to any Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay such principal and interest.

The Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.

No interest shall be payable hereunder in excess of the maximum rate permitted by applicable law.

Section 4.02.         Maintenance of Office or Agency. The Company shall maintain in each place of payment for the Notes an office or agency where Notes may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 4.03.         Money for Note Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of principal of or interest on any Notes, irrevocably deposit with a Paying Agent a sum sufficient to pay such principal and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of such action or any failure so to act.

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Each Paying Agent, subject to the provisions of this Section 4.03, shall:

(i)          hold all sums held by it for the payment of principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein; provided, however, such sums need not be segregated from other funds held by it, except as required by law;

(ii)         give the Trustee written notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

(iii)        at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company shall cause the Paying Agent to execute and deliver an instrument in which such Paying Agent shall agree with the Trustee to act as a Paying Agent in accordance with this Section 4.03.

The Company shall at all times maintain at least one Paying Agent that will not be obligated to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any law implementing or complying with or introduced in order to conform to such EU Savings Directive.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company at the request of the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, upon request and at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

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Section 4.04.         Maintenance of Corporate Existence. LATAM Airlines Group S.A. shall, and shall cause each of its Subsidiaries to, (i) maintain in effect its corporate existence and all registrations necessary therefor, provided that these restrictions shall not prohibit any transactions permitted by Article 5 or the merger of any Subsidiary with or into LATAM Airlines Group S.A. or with or into any other Wholly-Owned Subsidiary of LATAM Airlines Group S.A.; (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary in the normal conduct of its business, activities or operations; and (iii) maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used in their business; provided, however, that neither LATAM Airlines Group S.A. nor its Subsidiaries shall be prevented from discontinuing those operations (including through the transfer or dissolution of a Subsidiary) or suspending the maintenance of those properties (including through the sale thereof) which, in the reasonable judgment of LATAM Airlines Group S.A. are no longer necessary in the conduct of LATAM Airlines Group S.A.’s business, or that of its Subsidiaries; and provided, further, that such discontinuation of operations or suspension of maintenance shall not be materially disadvantageous to the Holders of the Notes.

Section 4.05.         Payment of Taxes and Claims. LATAM Airlines Group S.A. shall, and shall cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its property in respect of any of its franchises, businesses, income or profits before any penalty or interest accrues thereon, and pay all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon its property; provided, however, that any such payment shall not be required unless the failure to make such payment would have a material adverse effect upon the financial condition of LATAM Airlines Group S.A. and its Subsidiaries considered as one enterprise or a material adverse effect on the performance of LATAM Airlines Group S.A.’s obligations hereunder; and provided, further, that no such charge or claim need be paid while it is being contested in good faith by appropriate proceedings and if appropriate reserves or other provisions shall have been made therefor.

Section 4.06.         Payment of Additional Amounts. (a) All payments (including any premium paid upon redemption of the notes) by the Company in respect of the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of Chile or any authority therein or thereof or any other jurisdiction in which the Company is organized, doing business or through which payments are made in respect of the notes (any of the aforementioned being a “Taxing Jurisdiction”), unless the Company is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest (or other amounts stated to be payable under the Notes) which would have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”).

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Notwithstanding the foregoing, no such Additional Amounts shall be payable:

(i)          to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the relevant Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights under this Indenture and the receipt of payments with respect to the Note;

(ii)         in respect of Notes surrendered or presented for payment (if surrender or presentment is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(iii) where such Additional Amount is imposed and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(iv)        to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply, with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder, if (1) compliance is required by law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Company has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification, documentation or other requirement;

(v)         in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

(vi)        in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of (including premium) or interest on the Note;

(vii)       in respect of any tax imposed on overall net income or any branch profits tax; or

(viii)      in respect of any combination of the above.

(b)          Notwithstanding anything to the contrary in this Section 4.06, none of the Company, the Paying Agent or any other person shall be required to pay any additional amounts with respect to any payment in respect of any taxes imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code.

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(c)          No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

(d)          The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, the Company shall not be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

(e)          In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company.

(f)          Any reference in this Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section.

(g)          The Company covenants that if the Company is required under applicable law to make any deduction or withholding on payments of principal of or interest on the Notes for or on account of any tax, duty, assessment or other governmental charge, at least 10 days prior to the first payment date on the Notes and at least 10 days prior to each payment date thereafter where such withholding is required, the Company, shall furnish the Trustee and the Paying Agent with an Officers’ Certificate (but only if there has been any change with respect to the matters set forth in any previously delivered Officers’ Certificate) instructing the Trustee and the Paying Agent as to whether such payment of principal of or interest on the Notes shall be made without deduction or withholding for or on account of any tax, duty, assessment or other governmental charge, or, if any such deduction or withholding shall be required by the Taxing Jurisdiction, then such certificate shall: (i) specify the amount required to be deducted or withheld on such payment to the relevant recipient; (ii) certify that the Company, shall pay such deduction or withholding amount to the appropriate taxing authority; and (iii) certify that the Company, shall pay or cause to be paid to the Trustee or the Paying Agent such Additional Amounts as are required by this Section 4.06.

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(h)          The Company will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to the applicable law, either certified copies of tax receipts evidencing such payment by the Company, or, if such receipts are not obtainable, other evidence of such payments by the Company reasonably satisfactory to the Holders.

(i)          The Company will pay when due any present or future stamp, transfer, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed by Chile (or any political subdivision or governmental authority thereof or therein having power to tax) with respect to the initial execution, delivery or registration of the Notes or any other document or instrument relating thereto.

(j)          The Company agrees to indemnify the Trustee and the Paying Agent for, and to hold each harmless against, any loss, liability or expense reasonably incurred without bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers’ Certificate furnished pursuant to this Section 4.06 or any failure to furnish such a certificate.

(k)          The obligations of the Company pursuant to this Section 4.06 shall survive termination or discharge of this Indenture, payment of the Notes and/or resignation or removal of the Trustee or the Paying Agent.

Section 4.07.         Reporting Requirements. (a) The Company shall provide the Trustee with the following reports (and shall also provide the Trustee with sufficient copies, as required, of the reports referred to in clauses (i)-(iii) of this Section 4.07(a) for distribution, at the Company’s expense, to all Holders of Notes):

(i)          an English language version of LATAM Airlines Group S.A. annual audited consolidated financial statements prepared in accordance with IFRS promptly upon such financial statements becoming available but not later than 120 days after the close of its fiscal year;

(ii)         an English language version of LATAM Airlines Group S.A. unaudited quarterly financial statements prepared in accordance with IFRS promptly upon such statements becoming available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year); and

(iii)        without duplication, English language versions or summaries of such other reports or notices as may be filed or submitted by (and promptly after filing or submission by) the Company with (a) the SVS or (b) the SEC (in each case, to the extent that any such report or notice is generally available to security holders of the Company or the public in Chile or elsewhere and, in the case of clause (b), is filed or submitted pursuant to Rule 12g3-2(b) under, or Section 13 or 15(d) of, the Exchange Act, or otherwise).

Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The requirement to provide any report to the trustee shall be deemed satisfied if such report has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval (EDGAR) system (or any successor method of filing) or if such report is made available on the Company’s website (and the Company shall provide the relevant URL to the Trustee upon request).

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(b)          Within 60 days of the close of each of the first three fiscal quarters and within 90 days of the close of each fiscal year, for so long as any of the Notes remain Outstanding, (i) the Company shall request from DTC, a current list of the names and addresses of each DTC participant which is a Holder of an interest in a Global Note and (ii) at the Company’s written request, the Trustee shall provide the Company with the names and addresses of each Holder of a Certificated Note, if any.

Section 4.08.         Available Information. The Company shall take all action necessary to provide information to permit resales of the Notes pursuant to Rule 144A, including furnishing to any Holder of a Note or owner of a beneficial interest in a Global Note, or to any prospective purchaser designated by such a Holder or beneficial owner, upon request to such Holder or beneficial owner, financial and other information required to be delivered under paragraph (d)(4) of Rule 144A (as amended from time to time and including any successor provision) unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).

Section 4.09.         Limitation on Transactions with Affiliates. The Company will not, nor will the Company permit any of its Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company other than itself or any of its Subsidiaries, (an “Affiliate Transaction”) unless the terms of the Affiliate Transaction are no less favorable to the Company or such Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s length dealings with a person who is not an Affiliate.

Section 4.10.         Repurchase of Notes upon a Change of Control. Not later than 30 days following a Change of Control Event, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest up to, but not including the date of purchase; provided that the Company shall not be required to make such an Offer to Purchase if (a) a third party makes such an Offer to Purchase in the manner, at the times and otherwise in compliance with, the requirements set forth in this Section 4.10 with respect to an Offer to Purchase made by the Company and (b) such third party purchases all notes validly tendered and not withdrawn under its Offer to Purchase.

An “Offer to Purchase” must be made by written offer, which will specify the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for the purchase (the “purchase date”) not more than five Business Days after the expiration date. An Offer to Purchase may be made in advance of a Change of Control and conditioned on a Change of Control occurring if a definitive agreement is in place at the time such conditional Offer to Purchase is made that, if consummated, would result in a Change of Control. The offer must include information required by the Securities Act, Exchange Act or any other applicable laws. The offer will also contain instructions and materials necessary to enable Holders to tender notes pursuant to the offer.

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A Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a denomination of U.S. $200,000 and integral multiples of U.S. $1,000 principal amount in excess thereof. Holders are entitled to withdraw Notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

The Company will comply with Rule 14e-1 under the Exchange Act (to the extent applicable and not in conflict with applicable Chilean regulations) and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE 5

Consolidation, Merger, Conveyance, Transfer or Lease

Section 5.01.         Limitation on Consolidation, Merger or Transfer of Assets. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or dispose of, or lease all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person, unless:

(i)          the resulting, surviving or transferee Person (if not the Company) shall be a Person organized and existing under the laws of Chile, Brazil, Peru or the United States of America, any State thereof or the District of Columbia, or any other country (or political subdivision thereof) that is a member country of the European Union or of the Organisation for Economic Co-operation and Development on the date of this Indenture, and such Person expressly assumes, by a supplemental indenture hereto, executed and delivered to the Trustee, all the obligations of the Company under this Indenture and the Notes;

(ii)         the resulting, surviving or transferee person (if not the Company), if organized and existing under the laws of a jurisdiction other than Chile, undertakes in such supplemental indenture, (i) to pay such Additional Amounts in respect of principal (and premium, if any) and interest as may be necessary in order that every net payment made in respect of the Notes after deduction or withholding for or on account of any present or future tax, duty, assessment or other governmental charge imposed by such other country or any political subdivision or taxing authority thereof or therein shall not be less than the amount of principal (and premium, if any) and interest then due and payable on the Notes subject to the same exceptions set forth under Section 4.06(a)(i)-(viii) and (ii) that the provisions set forth in Section 3.01(d) shall apply to such person, but in both cases, replacing existing references in such Section to Chile with references to the jurisdiction of organization of the resulting, surviving or transferee Person, as the case may be;

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(iii)        immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv)        the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

The Trustee shall accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.01, in which event it shall be conclusive and binding on the Holders.

Section 5.02.         Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01 in which the Company is not the continuing obligor under this Indenture, the surviving or transferor Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company therein. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

ARTICLE 6

Events of Default and Remedies

Section 6.01.         Events of Default. The term “Event of Default” means, when used herein, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):

(a)          The Company defaults in any payment of interest (including any related Additional Amounts) on any Note when the same becomes due and payable, and such Default continues for a period of 30 days;

(b)          The Company defaults in the payment of the principal (including any related Additional Amounts) of any Note when the same becomes due and payable upon acceleration or redemption or otherwise;

(c)          The Company fails to comply with any of its covenants or agreements in the Notes or this Indenture (other than those referred to in clauses (a) and (b) of this Section 6.01), and such failure continues for 60 days after the notice specified below;

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(d)          The Company or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any such Significant Subsidiary (or the payment of which is guaranteed by the Company or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by failure to pay principal of or premium, if any, on such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (ii) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S. $75,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;

(e)          One or more final judgments or decrees for the payment of money of U.S. $75,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate (determined net of any amount covered by an insurance policy or policies issued by insurance companies with sufficient financial resources to perform their obligations under such policies) are rendered against the Company or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(f)          A decree or order by a court having jurisdiction has been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of or by the Company or any of its Significant Subsidiaries and such decree or order continues undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction for the appointment of a receiver or liquidator or for the liquidation or dissolution of the Company or any of its Significant Subsidiaries, has been entered, and such decree or order continues undischarged or unstayed for a period of 60 days; provided that any Significant Subsidiary may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Company or another Significant Subsidiary of the Company;

(g)          the Company or any Significant Subsidiary (i) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, veedor, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the Property of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors; and

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(h)          any event occurs that under the laws of Chile or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (f) or (g).

A Default under clause (c) of this Section 6.01 shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Company of the Default and the Company does not cure such Default within 60 days after receipt of such notice.

As soon as possible, and in any event within 15 business days after the Company becomes aware of the existence of a Default or Event of Default, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details thereof and the action which the Company is taking or propose to take with respect thereto.

Section 6.02.         Acceleration of Maturity, Rescission and Amendment. If an Event of Default (other than an Event of Default specified in Section 6.01(f), Section 6.01(g) or Section 6.01(h)) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued and unpaid interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 6.01(f), Section 6.01(g) or Section 6.01(h) occurs and is continuing, then the principal of and accrued and unpaid interest on all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Notes by written notice to the Company and the Trustee may rescind or annul such declaration if:

(i)          the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on Outstanding Notes, (B) all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, (C) to the extent that payment of such interest on the Notes is lawful, interest on such overdue interest (including any Additional Amounts) as provided herein and (D) all sums paid or advanced by the Trustee and Agents hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and Agents and their agents and counsel; and

(ii)         all Events of Default have been cured or waived as provided in Section 6.13 other than the nonpayment of principal that has become due solely because of acceleration.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

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Section 6.03.         Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on such Notes for principal and interest (including Additional Amounts), and interest on any overdue principal and, to the extent that payment of such interest (including Additional Amounts) shall be legally enforceable, upon any overdue installment of interest (including Additional Amounts), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree and (iii) may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04.         Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including Additional Amounts) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

Section 6.05.         Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06.         Application of Money Collected. Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order:

FIRST: to the Trustee for amounts due to it hereunder (including, without limitation, under Section 7.06);

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Amounts), respectively; and

THIRD: to the Company or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.06. At least 15 days before such record date, the Company shall deliver to each

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Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.07.         Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i)          the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;

(ii)         the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;

(iii)        such Holder or Holders has offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;

(iv)        the Trustee does not comply with the request within 60 days after receipt of the request and the offer and provision of security or indemnity; and

(v)         no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Notes outstanding.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.08.         Rights of Holders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective Payment Dates expressed in the Notes, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired of affected without the consent of such Holder.

Section 6.09.         Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10.         Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or their respective properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.11.         Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12.         Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 7.01, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that, subject to Sections 7.01 and 7.02, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

Section 6.13.         Waiver of Past Defaults and Events of Default. Subject to Section 6.02, the Holders of a majority in principal amount of the Outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.14.         Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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Section 6.15.         Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee and Agents

Section 7.01.         Duties of Trustee. (a) If an Event of Default has occurred and is continuing and a Responsible Officer has actual knowledge thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)          Except during the continuance of an Event of Default in the case of the Trustee only, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee, and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liability for its own gross negligence, bad faith or willful misconduct, except that:

(i)          this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)        the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.07 or exercising any trust or power conferred upon it under this Indenture.

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(d)          The Trustee shall not be liable for interest on any money received by it except as each may agree in writing with the Company.

(e)          Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.

(g)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02.         Rights of Trustee. (a) The Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, the written advice of a qualified tax expert or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, the qualified tax expert’s written advice or Opinion of Counsel.

(c)          The Trustee may act through agents or attorneys and shall not be responsible for the willful misconduct or gross negligence of any agent or attorneys appointed with due care.

(d)          Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee or any Agent by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent officer) of the Company.

(e)          The Trustee shall not be under an obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.

(f)          The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture, provided that the conduct of the Trustee does not constitute willful misconduct, gross negligence or bad faith.

(g)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

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(h)          The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(i)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless, in the case of the Trustee, requested in writing by the Holders of not less than a majority in aggregate principal amount of the Notes Outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand.

(j)          Neither the Trustee nor any Paying Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture or the Notes except as the Trustee or any Paying Agent may otherwise agree with the Company. Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law.

(k)          In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)          The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

(m)          The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including its Agent roles), and to each agent, custodian and other Person employed to act hereunder.

Section 7.03.         Individual Rights of Trustee. The Trustee and any Paying Agent, Registrar or co-registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

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Section 7.04.         Trustee’s Disclaimer. Neither the Trustee nor any Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05.         Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing, and if it is known to the Responsible Officer, the Trustee shall mail or deliver to each Holder notice of the Default or Event of Default within 90 days after a Responsible Officer acquires actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a committee of its Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. For all purposes of this Indenture and the Notes, the Trustee is not to be charged with knowledge of a Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) an attorney, authorized officer or agent of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Company or any Holder.

Section 7.06.         Compensation and Indemnity. The Company agrees to pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The Trustee’s compensation shall not be limited by any law regarding compensation of a trustee of an express trust. The Company agrees to reimburse promptly the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. Payments of any such expenses by the Company to the Trustee shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of Chile or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company shall pay to the Trustee such Additional Amounts as may be necessary in order that every net payment made by the Company to the Trustee after deducting or withholding for or on account of any present or future tax, penalty, fine, duty, assessment or other governmental charge imposed upon or as a result of such payment by Chile or any political subdivision or taxing authority thereof or therein shall not be less than the amount then due and payable to the Trustee or the Paying Agent, as the case may be. The Company shall indemnify each of the Trustee and each Agent against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence or bad faith on its part arising out of and in connection with the administration of this Indenture, the performance of its respective duties hereunder, and the exercise of its rights hereunder including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture. The Company undertakes to indemnify the Trustee and each of the Agents and their affiliates against all losses, liabilities, including any and all tax liabilities, which, for the avoidance of doubt, shall include without limitation Chilean taxes and associated penalties, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties or rights by the Trustee or any Agent or its affiliates under this Indenture except as may result from its own gross negligence or willful misconduct. The Trustee and each Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or such Agent to so notify the Company shall not relieve the Company of its obligations hereunder. If the Trustee or Agent, as the case may be, determines in its reasonable discretion that no conflict of interest (or potential conflict of interest) exists, the Company will be entitled to participate in the Trustee’s defense of the claim or Agent’s defense of the claim, as the case may be, and the Trustee or such Agent may have separate counsel and the Company shall pay the fees and expenses of such counsel.

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To secure the payment obligations of the Company in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee or the Paying Agent, except that held in trust to pay principal of and interest on particular Notes.

The obligations of the Company pursuant to this Section 7.06 shall survive the payment of the Notes, resignation or removal of the Trustee or any Agent and the satisfaction, discharge and termination of this Indenture. When the Trustee incurs expenses after the occurrence of a Default or Event of Default specified in Section 6.01(h), the expenses are intended to constitute expenses of administration under any bankruptcy law.

The Company acknowledges that none of the Trustee, the Paying Agent or any other Agent makes any representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction. The Company represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture.

The Company agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Trustee or any Agent.

Section 7.07.         Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i)          the Trustee fails to comply with Section 7.09;

(ii)         the Trustee is adjudged a bankrupt or insolvent;

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(iii)        a receiver or other public officer takes charge of the Trustee or its property; or

(iv)        the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08.         Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions within the Notes or in this Indenture relating to the certificate of the Trustee.

Section 7.09.         Eligibility; Disqualification. The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof (i) which is authorized under such laws to exercise corporate trust power, (ii) is subject to supervision or examination by governmental authorities, (iii) shall have at all times a combined capital and surplus of at least U.S. $50,000,000 as set forth in its most recent published annual report of condition and (iv) shall have its Corporate Trust Office in The City of New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect specified in Section 7.07.

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ARTICLE 8

Discharge of Indenture; Defeasance

Section 8.01.         Discharge of Liability on Notes. (a) This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all Notes when (i) either (A) all the Notes heretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the trustee for cancellation; or (B) all Notes not theretofore delivered to the trustee for cancellation (x) have become due and payable or will become due and payable within one year or (y) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case, the Company has irrevocably deposited or caused to be deposited with the Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not heretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the maturity or redemption date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment; (ii) if in any such case no Default or Event of Default has occurred and is continuing on the date of such deposit after giving effect thereto; (iii) the Company pays all other sums payable hereunder and under the Notes by the Company and (iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company.

(b)          Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under this Indenture and the Notes (“legal defeasance option”) or (ii) its obligations under Sections 4.07, 4.08, 4.09, 5.01(iii) and 5.02 and the operation of Sections 6.01(c), 6.01(d) and 6.01(e) (“covenant defeasance option”). The legal defeasance option may be exercised notwithstanding any prior exercise of the covenant defeasance option.

If the legal defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the covenant defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d) or 6.01(e).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of the obligations of the Company hereunder except those specified in Section 8.01(c).

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(c)          Notwithstanding Section 8.01(a) and Section 8.01(b), Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.06, 7.06, 7.07, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Company pursuant to Sections 7.06, 7.07, 8.04 and 8.05 shall survive.

Section 8.02.         Conditions to Defeasance. The Company may exercise the legal defeasance option or the covenant defeasance option only if:

(a)          the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (the “defeasance trust”) pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations, or a combination thereof, sufficient for the payment of principal of, premium, if any, and interest on all the Notes to Maturity or redemption;

(b)          the Company delivers to the Trustee a written certificate from an internationally recognized firm of independent public accountants expressing their opinion that, without consideration of any reinvestment, the payments of principal of and interest on the Notes when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee shall provide cash at such times and in such amounts as shall be sufficient to pay principal of, premium, if any, and interest on all the Notes when due at Maturity or on redemption, as the case may be;

(c)          123 days pass after the deposit is made in accordance with the terms of Section 8.02(a) and during such 123-day period no Default or Event of Default specified in Section 6.01(h) occurs which is continuing at the end of the period;

(d)          no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e)          the deposit does not constitute a default or event of default under any other agreement binding on the Company;

(f)          the Company delivers to the Trustee an Opinion of Counsel of recognized standing with respect to Chilean matters stating that, under Chilean law, Holders (1) shall not recognize income, gain or loss for Chilean income tax purposes as a result of such deposit and defeasance and shall be subject to Chilean tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) payments from the defeasance trust to any such Holder shall not be subject to withholding or deduction for or on account of any taxes, duties, assessments or other governmental charges under Chilean law;

(g)          in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. Federal income tax matters stating that (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

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(h)          in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(i)          the Company delivers to the Trustee an Opinion of Counsel of recognized standing with respect to Chilean tax matters and Opinions of Counsel of recognized standing with respect to tax matters of any other jurisdiction in which the Company is conducting business in a manner which causes the Holders of the Notes to be liable for taxes on payments under the Notes for which they would not have been so liable but for such conduct of business in such other jurisdiction, stating that the Holders will not recognize income, gain or loss in the relevant jurisdiction as a result of such deposit and the defeasance and will be subject to taxes in the relevant jurisdiction (including any withholding taxes) on the same amount and in the same manner and at the same times as would otherwise have been the case if such deposit and defeasance had not occurred;

(j)          the Company delivers to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and

(k)          the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

Section 8.03.         Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent or Paying Agents and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.04.         Repayment to Company. Upon termination of the trust established pursuant to Section 8.02, the Trustee and each Paying Agent shall promptly pay to the Company upon request, any excess cash or U.S. Government Obligations held by them.

The Trustee and each Paying Agent shall pay to the Company, upon request, any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years after the due date for such payment of principal or interest, and, thereafter, the Trustee and each Paying Agent, as the case may be, shall not be liable for payment of such amounts hereunder and the Holders shall be entitled to such recovery of such amounts only from the Company.

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Section 8.05.         Indemnity for U.S. Governmental Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06.         Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture, the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

ARTICLE 9

Amendments

Section 9.01.         Without Consent of Holders. The Company when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Notes, without the consent or vote of any Holder for the following purposes:

(i)          to cure any ambiguity, omission, defect or inconsistency;

(ii)         to comply with Section 5.01;

(iii)         to add to the covenants of the Company for the benefit of the Holders;

(iv)        to surrender any right herein conferred upon the Company;

(v)         to evidence and provide for the acceptance of an appointment by a successor Trustee;

(vi)        to provide for the issuance of Additional Notes;

(vii)       to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of the Notes when such release termination or discharge is permitted by this Indenture;

(viii)      to make any other change that does not materially and adversely affect the rights of any Holder or to conform this Indenture to the section “Description of Notes” in the Offering Memorandum; or

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(ix)         to comply with any applicable requirements of the SEC.

provided that, in the case of clause (i) above, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.         With Consent of Holders. Except as specified in Section 9.01, the Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture, and the Holders of at least a majority in principal amount of the Outstanding Notes may, except as set forth below, waive any past Default or compliance with any provision of this Indenture; provided, however, that, without the consent of each Holder affected, an amendment or waiver may not:

(i)          reduce the principal amount of or change the Stated Maturity of any payment on any Note;

(ii)         reduce the rate or change the time for payment of interest on any Note;

(iii)         reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;

(iv)        change the place of payment for or the currency for payment of principal of, premium, if any, or interest or any Additional Amounts on, any Note;

(v)         impair the right to institute suit for the enforcement of any right to payment on or with respect to any Note;

(vi)        waive a Default or Event of Default in payment of principal of and interest on the Notes;

(vii)       reduce the principal amount of Notes whose Holders must consent to any amendment or waiver;

(viii)      make any change in this first paragraph of this Section 9.02; or

(ix)         modify or change any provision of this Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes.

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Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Company shall mail to Holders prior written notice of any amendment or waiver proposed to be adopted under this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section 9.02.

Section 9.03.         Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of Notes shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation at least one Business Day prior to the date the amendment or waiver becomes effective. After it becomes effective, an amendment or waiver shall bind every Holder.

(b)          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding Section 9.03(a) those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.04.         Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Company may require the Holder to deliver the Note to the Trustee. If so instructed by the Company, the Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

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Section 9.05.         Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, waiver or supplement, in addition to the documents required by Section 10.03, the Trustee shall be entitled to receive indemnity satisfactory to the Trustee and to receive, and, subject to Section 7.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel each stating and as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms.

Section 9.06.         Payment for Consent. Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Miscellaneous

Section 10.01.          Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or the Notes, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.

Section 10.02.          Notices. Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall, except as otherwise expressly provided herein, be in writing and shall be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier, telecopier or electronic transmission, addressed to the relevant party as follows:

To the Company:

LATAM Airlines Group S.A.

Ptde Riesco 574, 20th Floor

Las Condes Santiago, Chile

With a copy to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

USA

Attention: Gary Brooks

Facsimile: 212-878-8375

To the Trustee, Registrar, Transfer Agent or Paying Agent:

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The Bank of New York Mellon

Corporate Trust Administration- Global Finance Americas

101 Barclay Street, Floor 7 East

New York, New York 10286

USA

Telephone: (212) 815-8273

Facsimile: (212) 815-5390

Any party by written notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for the giving of notice to Holders, such notice shall be deemed to have been given upon the mailing of first class mail, postage prepaid, of such notice to Holders of the Notes at their registered addresses as recorded in the Register; and

The Company shall also cause all other such publications of such notices as may be required from time to time by applicable Chilean law, including, without limitation, those required under the applicable regulations issued by the SVS.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 10.03.       Electronic Instructions to Trustee. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction, except as may result from its own gross negligence or willful misconduct. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 10.04.       Officers’ Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(i)          an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

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(ii)         an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05.         Statements Required in Officers’ Certificate or Opinion of Counsel. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include substantially:

(i)          a statement that each Person making or rendering such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the related definitions;

(ii)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(iii)        a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)        a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.

Section 10.06.         Rules by Trustee, Registrar, Paying Agent and Transfer Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Paying Agents and the Transfer Agents may make reasonable rules for their functions.

Section 10.07.         Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company, to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder, such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase.

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For the purposes of this Section 10.07, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

Section 10.08.         No Recourse Against Others. No director, officer, employee or shareholder, as such, of the Company or the Trustee shall have any liability for any obligations of the Company or the Trustee, respectively, under this Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 10.09.         Legal Holidays. In any case where any Interest Payment Date or Redemption Date or date of Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or date of Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date or Redemption Date or date of Maturity, as the case may be on account of such delay.

Section 10.10.         Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.11.         Consent to Jurisdiction; Waiver of Immunities. (a) Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Indenture or the Notes or any transaction contemplated hereby or thereby (a “Proceeding”), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Law Debenture Corporate Services (the “Process Agent”), with an office at 400 Madison Avenue, 4th Floor, New York, NY 10017, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding. If for any reason such Person shall cease to be such agent for service of process the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction.

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(b)          The Company hereby irrevocably appoints the Process Agent as its agent to receive, on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in such New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York. Such service shall be made by delivering by hand a copy of such process to the Company, in care of the Process Agent at the address specified above. The Company irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure of the Process Agent to give notice to the Company or failure of the Company to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or the Company. As an alternative method of service the Company consents to the service of any and all process in any such Proceeding by the delivery by hand of copies of such process to the Company at its address specified in Section 10.02 or at any other address previously furnished in writing by the Company to the Trustee. The Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect during the term of the Notes, and to cause the Process Agent to continue to act as such.

(c)          Nothing in this Section 10.11 shall affect the right of any party, including the Trustee, any Agent or any Holder, to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other competent jurisdictions.

(d)          The Company irrevocably agrees that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. Each of the Company irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Indenture or the Notes.

Section 10.12.         Successors and Assigns. All covenants and agreements of the Company this Indenture and the Notes shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

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Section 10.13.         Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 10.14.         Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

Section 10.15.         Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.16.         Trustee Compliance with FATCA. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, paying agent, Holder or other institution is or has agreed to be subject to related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions), to the extent the Company has access to such information, so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability except as may result from its own gross negligence or willful misconduct and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law except as may result from its own gross negligence or willful misconduct. The terms of this section shall survive the termination of this Indenture.

Section 10.17.         Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 10.18.         Limited Incorporation by Reference of Trust Indenture. This Indenture is not subject to the mandatory provisions of the Trust Indenture Act. The provisions of the Trust Indenture Act are not incorporated by reference in or made part of this Indenture unless specifically provided herein.

Section 10.19.         USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify and record information that identifies each person or legal entity that opens an account. The parties to this Agreement agrees that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

57

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

LATAM AIRLINES GROUP S.A.,
as the Company

By:	[ILLEGIBLE]
Name: [ILLEGIBLE]
Title: [ILLEGIBLE]

By:	[ILLEGIBLE]
Name:
Title:

[Signature page to Indenture]

THE BANK OF NEW YORK MELLON,
As Trustee, Registrar, Transfer Agent and
Paying Agent

By:	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

[Signature page to Indenture]

EXHIBIT A

FORM OF NOTE

[[RESTRICTED][REGULATION S] GLOBAL NOTE]

Include the following legend on all Notes that are Global Notes

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Include the following Securities Act Legend on all Notes that are Restricted Notes.

NEITHER THIS GLOBAL SECURITY NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL SECURITY NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO LATAM AIRLINES GROUP S.A. OR A SUBSIDIARY THEREOF, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL SECURITY AS SET FORTH IN CLAUSE (4) ABOVE, LATAM AIRLINES GROUP S.A. MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION.

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THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF LATAM AIRLINES GROUP S.A.

Include the following Regulation S Legend on all Notes that are Regulation S Notes.

NEITHER THIS GLOBAL NOTE NOR ANY BENEFICAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL NOTE NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS GLOBAL NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE OF WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.

Include the following legend on all Notes that are Certificated Notes

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND ANY TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR OR TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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[FORM OF FACE OF NOTE]

LATAM AIRLINES GROUP S.A.

U.S. $[_____]

7.250% Senior Notes Due 2020

[RESTRICTED GLOBAL NOTE]

[REGULATION S GLOBAL NOTE]

[CERTIFICATED NOTE]

Representing U.S. $ [______]

7.250% Senior Notes Due 2020

No. [R-1] [S-1]

CUSIP No. [144A: 51817R AA4] [Reg S: P62138 AA3]	Principal Amount
ISIN No. [144A: US51817RAA41] [Reg S: USP62138AA30]	U.S. $ __________
Common Code [144A: 124570204] [Reg S: 124567351]	as revised by the Schedule of Increases and Decreases in Global Note attached hereto

LATAM AIRLINES GROUP S.A., a sociedad anónima abierta organized under the laws of Chile (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, U.S. $[______], upon presentment and surrender of this Note on June 9, 2020 or on such date or dates as the then relevant principal sum may become payable in accordance with the provisions hereof and in the Indenture.

Interest on the outstanding principal amount shall be borne at the rate of 7.250% per annum payable semi-annually in arrears on each June 9 and December 9 (each such date an “Interest Payment Date”), commencing on December 9, 2015, all subject to and in accordance with the terms and conditions set forth herein and in the Indenture; provided, however, that in the event that the Company shall at any time default on the payment of interest or such other amounts as any may be payable in respect of the Notes, the Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication herein has been executed by the Trustee or Authenticating Agent by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: June 9, 2015	LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

By:
Name:
Title:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title: Authorized Signatory

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[FORM OF REVERSE SIDE OF NOTE]

7.250% Senior Notes Due 2020

TERMS AND CONDITIONS OF THE NOTES

This Note is one of a duly authorized issue of 7.250% Senior Notes Due 2020 of the Company. The Notes constitute unsecured unsubordinated obligations of the Company, initially in an aggregate principal amount of U.S. $500,000,000

1.          Indenture.

The Notes are, and shall be, issued under an Indenture, dated as of June 9, 2015 (the “Indenture”), among the Company and The Bank of New York Mellon, as trustee (the “Trustee”), Registrar, Transfer Agent and Paying Agent (the “Paying Agent”) (collectively, the “Agents” and each individually an “Agent”). The terms of the Notes include those stated in the Indenture. The Holders of the Notes shall be entitled to the benefit of, be bound by and be deemed to have notice of, all provisions of the Indenture. Reference is hereby made to the Indenture and all supplemental indentures thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, each Agent and the Holders of the Notes and the terms upon which the Notes, are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. Copies of the Indenture and each Global Note shall be available for inspection at the offices of the Trustee and each Paying Agent.

The Company may from time to time, without the consent of the Holders of the Notes, create and issue Additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes. Unless the context otherwise requires, for all purposes of the Indenture and this Note, references to the Notes include any Additional Notes actually issued.

The Indenture imposes certain limitations on consolidation, merger and certain other transactions involving the Company. In addition, the Indenture requires the maintenance of insurance for the Company and its Subsidiaries, the maintenance of the existence of the Company and its Subsidiaries, the payment of certain taxes and claims and reporting requirements applicable to the Company.

The Note is one of the [Initial]1[Additional]2 Notes referred to in the Indenture. The Notes include the Initial Notes issued on the Issue Date and any Additional Notes issued in accordance with Section 2.14 of the Indenture. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture.

[1]	Include if Initial Note.
[2]	Include if Additional Note.

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2.          Principal.

The Company promises to pay the principal of this Note on June 9, 2020.

3.          Interest.

The Notes bear interest at the rate per annum shown above from June 9, 2015 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, payable semi-annually in arrears on June 9 and December 9 of each year (each such date, an “Interest Payment Date”), commencing on December 9, 2015. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.

4.          Method of Payment.

Payments of interest in respect of each Note shall be made on each Interest Payment Date by the Paying Agents to the Persons shown on the Register at the close of business on the May 25 and November 25, as the case may be (each, a “Record Date”), immediately preceding such Interest Payment Date.

Payments in respect of each Note shall be made by wire or by U.S. Dollar check drawn on a bank in The City of New York and may be delivered to the Holder of such Note at its address appearing in the Register. Upon written application by the Holder to the specified office of any Paying Agent not less than 15 days before the due date for any payment in respect of a Note, such payment may be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York. Payment of principal in respect of each Note shall be made on any Payment Date for such principal to the Person shown on the Register at the close of business on the fifteenth day immediately preceding such Payment Date.

All payments on this Note are subject in all cases to any applicable tax or other laws and regulations, but without prejudice to the provisions of Paragraph 6 hereof. Except as provided in Section 2.08 of the Indenture, no fees or expenses shall be charged to the Holders in respect of such payments.

If the Payment Date in respect of any Note is not a business day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding business day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.

If the amount of principal or interest which is due on the Notes is not paid in full, the Registrar shall annotate the Register with a record of the amount of interest, if any, in fact paid.

5.          Registrar, Paying Agent and Transfer Agent.

The Trustee shall act as Registrar, Transfer Agent and Paying Agent of the Notes. The Company may appoint and change any Registrar, Paying Agent or Transfer Agent in accordance with the terms of the Indenture.

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6.          Additional Amounts.

All payments (including any premium paid upon redemption of the Notes) by the Company in respect of the Notes will be made free and clear of, and without withholding or deduction for, or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of Chile, or any authority therein or thereof or any other jurisdiction in which the Company is organized, doing business or through which payments are made in respect of the notes (any of the aforementioned being a “Taxing Jurisdiction”), unless the Company is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest (or other amounts stated to be payable under the Notes) which would have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”). Notwithstanding the foregoing, no such Additional Amounts shall be payable:

(i)          to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the relevant Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights under the Indenture and the receipt of payments with respect to the Note;

(ii)         in respect of Notes surrendered or presented for payment (if surrender or presentment is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(iii)        where such Additional Amount is imposed and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(iv)        to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder, if (1) compliance is required by law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Company has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification, documentation or other requirement;

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(v)         in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

(vi)        in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of (including premium) or interest on the Note;

(vii)       in respect of any tax imposed on overall net income or any branch profits tax; or

(viii)      in respect of any combination of the above.

Notwithstanding anything to the contrary in this section, none of the Company, the Paying Agent or other person shall be required to pay any additional amounts with respect to any payment in respect of any taxes imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1)

No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, the Company shall not be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

The Company will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company, or, if such receipts are not obtainable, other evidence of such payments by the Company reasonably satisfactory to the Holders.

In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company.

7

Any reference in the Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Paragraph 6.

The Company will pay when due any present or future stamp, transfer, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed by Chile (or any political subdivision or governmental authority thereof or therein having power to tax) with respect to the initial execution, delivery or registration of the Notes or any other document or instrument relating thereto.

The foregoing obligation will survive termination or discharge of the Indenture.

7.          Open Market Purchases.

The Company or its Affiliates may at any time purchase Notes in the open market or otherwise at any price. Any such purchased Notes will not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws.

8.          Redemption.

Except as described in Section 3.01 of the Indenture and this Paragraph 8, the Notes may not be redeemed.

(a)          The Notes shall be redeemable, at the option of the Company at any time, in whole or in part, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a Redemption Price equal to the greater of:

(1)         100% of the principal amount of the notes to be redeemed; and

(2)         The sum of the present value of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest and additional amounts, if any, on the principal amount being redeemed to such redemption date.

(b)          Prior to June 9, 2018, the Company may on any one or more occasions redeem up to 35% of the outstanding aggregate principal amount of the notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 107.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)         At least 65% of the original aggregate principal amount of the notes remains outstanding after each such redemption; and

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(2)         Such redemption occurs within 90 days after the closing of such Equity Offering.

(c)          If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws rules or regulations or, any treaties, or related agreements to which a Taxing Jurisdiction is a party (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes (or, if the Taxing Jurisdiction become a Taxing Jurisdiction on a later date, such alter date), the Company or any successor to the Company has or will become obligated to pay Additional Amounts (as defined in Section 4.06 of the Indenture and Paragraph 5 hereof), the Company or any of its successors may, at its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to but excluding the date fixed for redemption, upon publication of irrevocable notice to Holders not less than 30 days nor more than 60 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 60 days prior to the earliest date on which the Company or successor to the Company would, but for such redemption, become obligated to pay any additional amounts were payments then due. For the avoidance of doubt, the Company or any successor to the Company shall not have the right to so redeem the Notes unless it is obligated or will become obligation to pay Additional Amounts. Notwithstanding the foregoing, the Company or any successor to the Company shall not have the right to so redeem the Notes unless it has taken reasonable measures to avoid the obligation to pay Additional Amounts. For the avoidance of doubt, reasonable measures do not include changing the jurisdiction of incorporation of the Company or any successor to the Company.

In the event that the Company or any successor elects to so redeem the Notes pursuant to Section 3.01(b) of the Indenture, it will deliver to the Trustee: (i) a certificate, signed in the name of the Company by any two of its executive officers or by its attorney-in-fact in accordance with its bylaws, stating that the Company or any successor to the Company is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company or any successor to the Company to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel to the effect that (1) the Company or any successor to the Company has or will become obligated to pay Additional Amounts, (2) such obligation is the result of a change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, as described above and (3) that all governmental requirements necessary for the Company to effect the redemption have been complied with.

9.          Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof.

A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee, the Registrar or Transfer Agent, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

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The Trustee, the Registrar or Transfer Agent, as the case may be, need not register the transfer or exchange of any Notes selected for redemption or any Notes for a period of 15 days before a selection of Notes to be redeemed or before an Interest Payment Date.

10.         Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner thereof for all purposes.

11.         Unclaimed Money.

Subject to applicable law, the Trustee and the Paying Agents shall pay to the Company upon request any monies held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to such monies must look to the Company for payment as general creditors.

12.         Defeasance.

Subject to the terms of the Indenture, the Company at any time may terminate some or all of their obligations under the Notes and the Indenture, as the case may be, if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient for the payment of principal of and interest on all the Notes to Maturity or redemption.

13.         Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any past Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, subject to certain exceptions set forth in the Indenture, without the consent of each Holder of an outstanding Note affected thereby, no amendment or waiver may, among other things:

(i)          reduce the principal amount of or change the Stated Maturity of any payment on any Note;

(ii)         reduce the rate of or change the time for payment of any interest on any Note;

(iii)       reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;

(iv)       change the place of payment for or the currency for payment of principal of, premium, if any, or interest or any Additional Amounts on, any Note;

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(v)         impair the right to institute suit for the enforcement of any right to payment on or with respect to any Note;

(vi)        waive a Default or Event of Default in payment of principal of and interest on the Notes;

(vii)       reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver;

(viii)      make any change to the first paragraph of Section 9.02 of the Indenture; or

(ix)         modify or change any provision of the Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes.

The Company and the Trustee may, without the consent of any Holder of the Notes, amend the Indenture or the Notes to:

(i)          to cure any ambiguity, omission, defect or inconsistency;

(ii)         to comply with Section 5.01 of the Indenture;

(iii)        to add to the covenants of the Company for the benefit of the Holders;

(iv)        to surrender any right herein conferred upon the Company;

(v)         to evidence and provide for the acceptance of an appointment by a successor Trustee;

(vi)        to provide for the issuance of Additional Notes;

(vii)       to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of the Notes when such release, termination or discharge is permitted by this Indenture;

(viii)      to make any other change that does not materially and adversely affect the rights of any Holder or to conform this Indenture to the section “Description of Notes” in the Offering Memorandum; or

(ix)        to comply with any applicable requirements of the SEC.

provided that, in such case, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of Section 9.01 of the Indenture.

14.         Defaults and Remedies.

An “Event of Default” occurs if:

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(i)          the Company defaults in any payment of interest (including any related Additional Amounts) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(ii)         the Company defaults in the payment of the principal (including any related Additional Amounts) of any Note when the same becomes due and payable upon acceleration or redemption or otherwise;

(iii)        the Company fails to comply with any of its covenants or agreements in the Notes or the Indenture (other than those referred to in (i) and (ii) above), and such failure continues for 60 days after the notice specified below;

(iv)        the Company or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any such Significant Subsidiary (or the payment of which is guaranteed by the Company or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by failure to pay principal of or premium, if any, on such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates U.S. $75,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;

(v)         one or more final judgments or decrees for the payment of money of U.S. $75,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate (determined net of any amount covered by an insurance policy or policies issued by insurance companies with sufficient financial resources to perform their obligations under such policies) are rendered against the Company or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (b) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(vi)        a decree or order by a court having jurisdiction has been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of or by the Company or any of its Significant Subsidiaries and such decree or order continues undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction for the appointment of a receiver or liquidator or for the liquidation or dissolution of the Company or any of its Significant Subsidiaries, has been entered, and such decree or order continues undischarged or unstayed for a period of 60 days; provided that any Significant Subsidiary may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Company or another Significant Subsidiary of the Company;

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(vii)      the Company or any Significant Subsidiary (i) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, veedor, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the Property of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors; or

(viii)      any event occurs that under the laws of Chile or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (vi) or (vii).

A Default under clause (iii) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Company of the Default and the Company does not cure such Default within 60 days after receipt of such notice.

If an Event of Default (other than an Event of Default specified in clauses (vi), (vii) and (viii) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued and unpaid interest on all Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clause (vi), (vii) or (viii) above occurs and is continuing, then the principal of, and accrued and unpaid interest on, all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

As soon as possible, and in any event within 15 business days after the Company becomes aware of the existence of a Default or Event of Default, the Company shall deliver to the trustee an Officers’ Certificate setting forth the details thereof and the action which the Company is taking or propose to take with respect thereto.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to it. Subject to such provision for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

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At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the Notes by written notice to the Company and the Trustee may rescind or annul a declaration of acceleration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest (including any Additional Amounts) on Outstanding Notes, all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, interest on such overdue interest (including any Additional Amounts) as provided in the Indenture and all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (ii) all Events of Default have been cured or waived except nonpayment of principal that has become due solely because of acceleration.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

15.         Trustee Dealings with the Company.

Subject to certain limitations imposed by the Indenture, the Trustee and any Agent or co-registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Agent, or such other agent.

16.         Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

17.         No Recourse Against Others.

No director, officer, employee or shareholder, as such, of the Company or the Trustee shall have any liability for any obligations of the Company under the Notes or any obligations of the Company or the Trustee, respectively, under this Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

18.         CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, which includes the form of this Note. Requests may be made to:

LATAM AIRLINES GROUP S.A.

Pdte Riesco 5711, 20th Floor

Las Condes Santiago, Chile

Attention: Andres del Valle

Facsimile: (562) 2565 8764

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[To be attached to Global Notes only]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[_____________]. The following increases or decreases in this Global Note have been made:

			Principal amount of	Signature of
	Amount of decrease	Amount of increase	this Global Note	authorized signatory
Date of	in Principal Amount	in Principal Amount	following such	of Trustee or Note
Exchange	of this Global Note	of this Global Note	decrease or increase	Custodian

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EXHIBIT B

FORM OF

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address, including postal zip code, of assignee this Note and all rights hereunder, hereby irrevocably constituting and appointing

_______________ attorney to transfer said Note on the books of LATAM Airlines Group S.A. with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date [which is one year after the original issue date of the Notes,]1 [which is on or prior to the 40th day after the Closing Date (as defined in the Indenture governing the Notes),]2 the undersigned confirms that:

[Check one]

☐	(a)	This Note is being transferred to a person whom the Holder reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in a transaction meeting the requirement of Rule 144A;

☐	(b)	This Note is being transferred in an offshore transaction in accordance with Rule 904 under the Securities Act;

☐	(c)	This Note is being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

☐	(d)	This Note is being transferred pursuant to an effective registration statement under the Securities Act; or

☐	(e)	This Note is being transferred to LATAM Airlines Group S.A.,

in each of cases (a) through (e) above, in accordance with any applicable securities laws of any State of the United States.

[1]	Include in Restricted Note.
[2]	Include in Regulation S Note.

1

If none of the foregoing boxes is checked, the Transfer Agent shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this instrument in every particular, without alteration, enlargement or any other change whatever.

2

EXHIBIT C

FORM OF CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE OR CERTIFICATED NOTE BEARING

A SECURITIES ACT LEGEND TO REGULATION S

GLOBAL NOTE OR CERTIFICATED NOTE

NOT BEARING A SECURITIES ACT LEGEND

The Bank of New York Mellon

101 Barclay Street, Floor 7 East

New York, New York 10286

Attn: Global Finance Americas

Re:       7.250% Senior Notes Due 2020 (the “Notes”)

Reference is hereby made to the Indenture, dated June 9, 2015 (the “Indenture”), among LATAM Airlines Group S.A. and The Bank of New York Mellon, as Trustee, Registrar, Transfer Agent and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $________ principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note with the Depositary in the name of the undersigned] [a Certificated Note bearing a Securities Act Legend].

The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest of equal principal amount in the Regulation S Global Note (ISIN No. USP62138AA30) to be held with [Euroclear]* [Clearstream, Luxembourg]1 (Common Code No. 124567351) through the Depositary] [a Certificated Note of equal principal amount not bearing a Securities Act Legend]. In connection with such transfer, the undersigned does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the undersigned further certifies that:

(1)         the offer of the Notes was not made to a U.S. Person (as defined under Regulation S);

[(2)       at the time the buy order was originated, the transferee was outside the United States or the undersigned and any Person acting on behalf of the undersigned reasonably believed that the transferee was outside the United States;]2

[1]	Indicate appropriate clearing system.
[2]	Insert one of the two provisions.

1

[(2)        the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on behalf of the undersigned knows that the transaction was prearranged with a buyer in the United States;]3

(3)         no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4)         the undersigned is not the Company, a distributor, an affiliate of either the Company or a distributor, or a Person acting on behalf of any of the foregoing; and

(5)         the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and for the benefit of LATAM Airlines Group S.A. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated: ________, _____________

cc: LATAM Airlines Group S.A.

3 Insert one of the two provisions.

2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM REGULATION S GLOBAL

NOTE OR CERTIFICATED NOTE NOT BEARING

A SECURITIES ACT LEGEND TO RESTRICTED GLOBAL

NOTE OR CERTIFICATED NOTE BEARING

A SECURITIES ACT LEGEND

(PRIOR TO 40TH DAY AFTER CLOSING DATE)

The Bank of New York Mellon

101 Barclay Street, Floor 7 East

New York, New York 10286

Attn: Global Finance Americas

Re:          7.250% Senior Notes Due 2020 (the “Notes”)

Reference is hereby made to the Indenture, dated June 9, 2015 (the “Indenture”), among LATAM Airlines Group S.A. and The Bank of New York Mellon, as Trustee, Registrar, Transfer Agent and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $______ principal amount of Notes which are held in the form of [a beneficial interest in the Regulation S Global Note (ISIN No. USP62138AA30) with the Depositary in the name of the undersigned] [a Certificated Note not bearing the Securities Act Legend].

The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 51817R AA4) to be held through the Depositary] (Common Code No. 124570204) [a Certificated Note bearing the Securities Act Legend]. In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

(1)          the Notes are being transferred to a transferee that the undersigned reasonably believes is purchasing the Notes for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and

(2)          the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and for the benefit of LATAM Airlines Group S.A.

1

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated: ____________, ________

cc: LATAM Airlines Group S.A.

2

EXHIBIT E

FORM OF CERTIFICATE FOR REMOVAL

OF THE SECURITIES ACT LEGEND ON A CERTIFICATED NOTE

The Bank of New York Mellon

101 Barclay Street, Floor 7 East

New York, New York 10286

Attn: Global Finance Americas

Re:         7.250% Senior Notes Due 2020 (the “Notes”)

Reference is hereby made to the Indenture, dated June 9, 2015 (the “Indenture”), among LATAM Airlines Group S.A., and The Bank of New York Mellon, as Trustee, Registrar, Transfer Agent and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $_______ principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 51817RAA4) with the Depositary] [[a] Certificated Note(s) in the name of the undersigned.]1

The undersigned has requested for the restrictive Legend on the Certificated Note(s) to be removed.

In connection with such transfer, the undersigned does hereby certify that such transfer has been effected only (i) in an offshore transaction in accordance with Rule 904 under the Securities Act, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any State of the United States.

This certificate and the statements contained herein are made for your benefit and for the benefit of and LATAM Airlines Group S.A.

[NAME OF UNDERSIGNED]

By:
Name:
Title:

Dated: _____________, __________

cc: LATAM Airlines Group S.A.

[1]	Indicate form in which Notes are held.

1